SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 22, 2008

THORNBURG MORTGAGE, INC.

(Exact Name of Registrant as Specified in Charter)

Maryland	001-11914	85-0404134
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

150 Washington Avenue, Suite 302
Santa Fe, New Mexico	87501
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (505) 989-1900

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement

On April 22, 2008, Thornburg Mortgage Inc., (the “Company”) entered into Amendment No. 2 ( the “Amendment”) to the Amended and Restated Management Agreement, dated as of July 1, 2004, as amended (the “Management Agreement”), by and between the Company and Thornburg Mortgage Advisory Corporation (the “Manager”), whereby the Company and the Manager agreed to amend the Management Agreement to (i) provide that all salary and other compensation matters to be paid by the Manager to the officers of the Company with the rank of Vice President and above shall be reviewed and approved by the Compensation Committee of the Board of Directors of the Company (the “Board”) on at least an annual basis or upon the appointment or promotion of any officer to a position of the appropriate rank; and (ii) establish a minimum base management fee under the Management Agreement of $2 million per month. The description of the terms and the conditions of the Amendment set forth herein does not purport to be complete and is qualified in its entirety by reference to the full text of the Amendment, which is attached hereto as Exhibit 10.1 and is incorporated by reference herein.

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(b) On April 22, 2008, each of Michael B. Jeffers and Owen M. Lopez notified the Board of his respective decision to resign from the Board, effective April 22, 2008.

(d) Effective upon the resignations of Messrs. Jeffers and Lopez on April 22, 2008, David J. Matlin and Mark R. Patterson were elected by the Board to fill the resulting vacancies. Messrs. Matlin and Patterson will serve as Class II directors and they will stand for election at the annual shareholder meeting on June 12, 2008. Messrs. Matlin and Patterson have not been named to any committees of the Board.

Messrs. Matlin and Patterson each own 50% of the membership interests in MatlinPatterson LLC, an affiliate of MP TMA LLC and MP TMA (Cayman) LLC, the lead investors in the financing transaction that the Company completed on March 31, 2008 for the sale of up to $1.35 billion of senior subordinated secured notes, warrants to purchase the Company’s common stock (the “Common Stock”) and a participation interest in certain mortgage-related assets (the “Financing Transaction”). The Company received $1.15 billion of gross proceeds in the Financing Transaction with the remaining $200 million placed in an escrow account, to be released to the Company upon the satisfaction of certain conditions.

In connection with the Financing Transaction and pursuant to the Warrant Agreement, dated as of March 31, 2008 (the “Warrant Agreement”), among the Company and the warrant holders signatories thereto, which was filed as Exhibit 10.5 to Amendment No. 1 to the Current Report on Form 8-K/A filed by the Company on April 4, 2008, the Company agreed to cause the Board to consist of 10 directors and that, for so long as MP TMA LLC, MP TMA (Cayman) LLC and their respective affiliates (collectively, “MP”) beneficially own shares of Common Stock or unexercised warrants for shares of Common Stock representing (a) at least 5% but less than 10% of the shares of Common Stock outstanding on a fully diluted basis, MP may designate one director, (b) at least 10% but less than 15% of the shares of Common Stock outstanding on a fully diluted basis, MP may designate two directors and (c) at least 15% of the shares of Common Stock outstanding on a fully diluted basis, MP may designate three directors. On April 22, 2008, MP partially exercised its director designation rights and, in accordance with the terms of the Warrant Agreement, designated Messrs. Matlin and Patterson, who were elected to the Board. As described in the foregoing, MP retains the right to designate a third director to the Board at any time that it meets the relevant stock ownership requirement.

In connection with the completion of the Financing Transaction, MP acquired ownership of approximately 20.5% of the outstanding Common Stock on a fully diluted basis.

Pursuant to the Participation Agreement, dated as of March 31, 2008 (the “Participation Agreement”), entered into by the Manager, certain stockholders of the Manager and MP TMAC LLC, an affiliate of Messrs. Matlin and Patterson, MP TMAC LLC shall acquire a 75% participation in certain fees and other compensation paid to the Manager by the Company under the Management Agreement. The Participation Agreement was previously described under Item 8.01 of the Current Report on Form 8-K filed by the Company on April 2, 2008.

Item 5.03	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On April 22, 2008, the Board approved certain amendments to the Company’s Amended and Restated Bylaws, as amended (the “Bylaws”). The following summary of the amendments to the Bylaws does not purport to be complete and is qualified in its entirety by reference to the full text of the Bylaws, which is attached hereto as Exhibit 3.2 and is incorporated by reference herein.

Section 6 of Article II has been amended to clarify that, when the Board fixes a record date for the purpose of determining shareholders entitled to vote at any meeting of shareholders, such record date shall apply to any adjournment or postponement thereof, except when the meeting is adjourned or postponed to a date more than 120 days after the record date fixed for the original meeting, in which case the Board shall determine a new record date.

Section 1 of Article III has been amended to provide that the annual meeting of shareholders shall occur in June of each year instead of within 150 days after the last day of the Company’s fiscal year.

Section 3 of Article III has been amended to clarify the procedures for delivery of notice of annual and special meetings of shareholders and waiver of notice, and to provide procedures for notice of postponement or cancellation of any meeting of shareholders.

Section 4 of Article III has been amended to provide that a director may be elected by a plurality of all the votes cast at a meeting of shareholders duly called and at which a quorum is present. Prior to this amendment, a majority of all the votes cast at a meeting at which a quorum was present was necessary to elect directors. This section was further amended to clarify that business may continue to be conducted at any shareholder meeting duly called and at which a quorum was established, even if enough shareholders withdraw from the meeting to leave less than a quorum.

Section 5 of Article III has been amended to permit the Board to appoint an individual to be chair of a shareholder meeting. In the absence of such appointment, the Chairman of the Board shall conduct each shareholder meeting. This section was further amended to clarify that the chair of the meeting may establish procedures for the conduct of such meeting.

Section 6 of Article III has been amended to permit a shareholder to use any manner permitted under Maryland law to authorize a proxy to vote on its behalf and to state that no proxy is valid for more than 11 months after its date unless the proxy specifies otherwise.

Section 8 of Article III, requiring the Company to make shareholders’ lists available at certain times, has been removed from the Bylaws.

Section 12 of Article III, regarding inspectors, has been added to the Bylaws to clarify that the Board has the power to appoint an inspector of elections at shareholder meetings and to specify the duties of such an inspector.

Section 10 of Article IV has been amended to provide that, in the absence of the Company’s Chairman of the Board at a meeting of the Board, the Company’s chief executive officer, the Company’s president or another director chosen by a majority of the directors present at the meeting may preside over the meeting.

Section 3 of Article V has been amended to provide that the chairman of the Board is not automatically also the chief executive officer of the Company.

Section 4 of Article V has been amended to provide that the president of the Company is also the chief executive officer.

Item 8.01	Other Events.

By letter dated April 4, 2008, the Company received a notice from the SEC that it is conducting an investigation relating to the restatement of the Company’s financial statements for fiscal year 2007, margin calls that the Company received (or which were threatened) pursuant to its reverse repurchase agreements and related disclosures, and the valuation, impairment and/or disclosures concerning the accounting treatment for the Company’s mortgage-backed securities addressed in the restatement. The SEC’s notice states that it has not determined that any violations of the securities laws have occurred. The Company is cooperating with the SEC on a voluntary basis. By letter dated March 6, 2008, the Company received notice from the NYSE that it is reviewing transactions in the Common Stock prior to the Company’s January 9, 2008 disclosure of the impact of recent market events in the mortgage industry on the Company’s GAAP book value. The Company is cooperating with the NYSE on a voluntary basis.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits

The following exhibits are being filed as part of this report in accordance with the provisions of Item 601 of Regulation S-K:

Exhibit Number	Name of Exhibit
3.2	Amended and Restated Bylaws of Thornburg Mortgage, Inc., as amended on April 22, 2008.

10.1	Amendment No. 2, dated as of April 22, 2008 to the Amended and Restated Management Agreement between Thornburg Mortgage, Inc. and Thornburg Mortgage Advisory Corporation, dated as of July 1, 2004, as amended.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

THORNBURG MORTGAGE, INC.

Date: April 28, 2008	By:	/s/ Larry A. Goldstone
Larry Goldstone, Chief Executive Officer and President

EXHIBIT INDEX

Exhibit Number	Name of Exhibit
3.2	Amended and Restated Bylaws of Thornburg Mortgage, Inc., as amended on April 22, 2008.

10.1	Amendment No. 2, dated as of April 22, 2008 to the Amended and Restated Management Agreement between Thornburg Mortgage, Inc. and Thornburg Mortgage Advisory Corporation, dated as of July 1, 2004, as amended.

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